ARTICLE 10

                       RIGHTS, POWERS AND REPRESENTATIONS
                         OF THE INVESTMENT MANAGER AND
                     ADMINISTRATIVE MANAGER: MANAGEMENT FEE

10.1 The Investment Manager shall have the full, exclusive and complete power and authority to buy, sell and vote the Stock. The Investment Manager shall have all necessary and appropriate powers to carry out the authority so granted, and no other party, including any Member, shall have the right to take any action with respect to the acquisition, sale or voting of the Stock. "Management Term" shall mean a term of two (2) years commencing on the date hereof, unless sooner terminated by the Administrative Manager for cause. The Administrative Manager may terminate the Investment Manager for cause upon 30 days written notice to the Investment Manager setting forth with specificity the grounds for termination. For purposes of this Section, "cause" means any willful (i) dissemination of genuine trade secrets or other confidences of the Company or any of its affiliates by the Investment Manager; (ii) dishonesty of the Investment Manager as punishable by criminal law or for which the Investment Manager would be liable to the Company or its affiliates under civil law; (iii) deliberate activity of the Investment Manager which is prejudicial to the interests of the Company or its affiliates; and (iv) deliberate failure by the Investment Manager to perform any of his material obligations hereunder which is not cured by the Investment Manager within 30 days after ~ from the Company of such failure. In the event of a termination of the Investment Manager under this Section, or upon the death or adjudication of incompetency of the Investment Manager, the Company shall, within 30 days, make a distribution of Net Proceeds in accordance with Section 8.1 above.

10.2 The Company shall pay the Investment Manager a Management Fee. The "Management Fee" shall be equal to .25% of the Fair Market Value (as defined
Section 16.4(c)) of the assets of the Company, payable quarterly, on the last day of March, June, September and December of each calendar year of the Management Term. The Management Fee shall be prorated as to the first such quarter and upon the termination, resignation, death or adjudication of incompetency of the Investment Manager


10.3 Except for the matters set forth in Section 10.1, all other decisions, consents, authorizations and rights in connection with the management of the Company shall be made, given or performed, as the case may be, by the Administrative Manager. In furtherance of the foregoing, the Administrative Manager may: i (a) negotiate, execute, deliver and perform on behalf of, and in the name of, the Company any, wire transfer instructions, disbursement authorizations, agreements, contracts, promissory notes and other evidences of indebtedness, and any and all other instruments necessary or incidental to the business of the Company and the financing thereof;

(b) to secure the payment thereof by all or any part of the assets then owned or thereafter acquired by the
Company;

(c)     effectuate the purpose of the Company as provided in Article 5 hereof;


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(d)      establish,  maintain  and draw upon any  brokerage,  money  market, demand  deposit,  checking  and other accounts of the Company;

(e) execute any notifications, statements, reports, returns or other filings that are necessary or desirable to be filed with any state or federal agency, commission or authority;

(f)      enter into contracts in connection with the business of the Company;

(g) retain professionals, accountants, lawyers, consultants as the case may be to further the purpose and business of the Company;

(h) arrange for facsimile signatures for the Members in executing any and all documents, papers, checks or other writings or legal instruments which may be necessary or desirable in the Company's business;

(i) execute, acknowledge and deliver any and all contracts, documents and instruments deemed appropriate to carry out any of the foregoing purposes and intent of this Agreement;

(j) establish reserves for anticipated expenses, debts and obligations incident to the operation of the Company's business; and

(k) perform all other duties and make all other decisions in furtherance of the management and operation of the Company's business in accordance with the Law except as otherwise set forth in this Agreement.

10.4 The Administrative Manager, on behalf of the Company, shall establish a brokerage account (the "Account") at Spear, Leeds and Kellogg or any other brokerage company (the "Broker") approved by the Administrative Manager through which the Investment Manager shall have the exclusive power and authority to direct the Broker to disburse the funds necessary to acquire Stock and to sell Stock. The Investment Manager shall have no power or authority to cause funds to be disbursed from the Account other than for the purpose of acquiring Stock. Any withdrawals of any kind from the Account shall be made by the Administrative Manager.

10.5 Upon the expiration of the Management Term, the Administrative Manager shall, upon the concurrence of the Investment Manager, have the right to extend the Management Term or, in his sole discretion, select a successor Investment Manager. The duties of a successor Investment Manager shall commence upon the date so designated by the Administrative Manager, and from and after such date, the prior existing Investment Manager shall be relieved of all duties and

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obligations with respect to the Company, shall no longer hold himself or herself out to any other person or entity as the Investment Manager of the Company, shall turn over to the Administrative Manager any and all books and records of the Company, and shall take such action as the Company shall request in order to effectuate such discharge and termination. No such discharge shall affect any obligations of the Company to the Investment Manager, including reimbursement and indemnity obligations as set forth herein or in the Law.

10.6 The fact that the Members, the Investment Manager or the Administrative Manager are directly or indirectly interested in or connected with any person, firm or corporation employed by the Company to render or perform a service, or from which or whom the Company may buy merchandise, material, services or other property shall not prohibit the Company from employing such persons, firms or corporations, or from otherwise dealing with such persons, firms or corporations so long as such terms and conditions are equivalent to those available at the Company and the transaction was on an arms-length basis.